EXHIBIT 23.2

                     [Letterhead of Deloitte & Touche LLP]

Suite 800                                  Telephone: (408) 998-4000
60 South Market Street
San Jose, California 95113-2303


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Heritage Commerce Corp on Form S-8 of our report dated January 23, 1998, appearing in Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 1997, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP

San Jose, California

July 13, 1998